Exhibit (a)(1)(iii)

THIS FORM OF ACCEPTANCE AND TRANSFER (“FAT”) IS IMPORTANT. IF YOU ARE IN ANY DOUBT ABOUT THE ACTION TO BE TAKEN, YOU SHOULD CONSULT YOUR STOCKBROKER, BANK MANAGER, SOLICITOR OR OTHER PROFESSIONAL ADVISER IMMEDIATELY. TERMS DEFINED AND CONSTRUED IN THE OFFER TO PURCHASE (THE “OFFER TO PURCHASE”) ISSUED IN CONNECTION WITH THE OFFER (AS DEFINED BELOW) BEAR THE SAME MEANING AND CONSTRUCTION IN THIS FAT. IF YOUR ADDRESS AS SHOWN ON THE REGISTER OF MEMBERS OF STATS ChipPAC Ltd. (“STATS ChipPAC”) IS OUTSIDE SINGAPORE, YOU ARE ADVISED TO READ THE OFFER TO PURCHASE CAREFULLY IN RELATION TO FOREIGN HOLDERS.
VOLUNTARY CONDITIONAL CASH OFFER (THE “OFFER”) BY SINGAPORE TECHNOLOGIES SEMICONDUCTORS PTE LTD (THE “OFFEROR”)
FOR STATS ChipPAC Ltd.
FORM OF ACCEPTANCE AND TRANSFER
(THIS FAT NEED NOT BE SUBMITTED TO M & C SERVICES PRIVATE LIMITED IF YOU DO NOT WISH TO ACCEPT THE OFFER)

PART A: Number of Ordinary Shares Tendered in Acceptance of Offer	PART B: Share Certificate No.(s)	Consideration	FOR OFFICIAL USE

Box A	Box B	S$1.75 in cash for each Ordinary Share or, if the 90% Threshold (as defined in the Offer to Purchase) is reached or exceeded, S$1.88 in cash for each Ordinary Share

NOTE: Please refer to paragraph 1 on page 2 of this FAT for instructions on inserting the number of Ordinary Shares above. Last date and time for acceptance of the Offer: 3.30 p.m. on the Closing Date (as defined in the Offer to Purchase) or such later date(s) as may be announced from time to time by or on behalf of the Offeror.

I/We,
(Full name of STATS ChipPAC shareholder and joint STATS ChipPAC shareholder(s), if any)

of
(Address)

Telephone No. Office/Home:	(Handphone):

Email:
do hereby transfer to the Offeror or any person nominated in writing by the Offeror (hereinafter called the “Transferee”) the Ordinary Shares as stated in Part A above comprised in the share certificate(s) stated in Part B above.
The consideration for acceptance of the Offer in respect of the Ordinary Shares is:

(a)	for each Ordinary Share: S$1.75 in cash; or

(b)	for each Ordinary Share: S$1.88 in cash, if the 90% Threshold (as defined in the Offer to Purchase) is reached or exceeded.
You can elect to receive the Offer Price in Singapore dollars or U.S. dollars, or a combination thereof, for all the Ordinary Shares that you have tendered in acceptance of the Offer by completing Part C below:

PART C: CURRENCY ELECTION SECTION

	Please indicate the number of Ordinary Shares for which you wish to receive the Offer Price in Singapore Dollars	Please indicate the number of Ordinary Shares for which you wish to receive the Offer Price in U.S. Dollars

Number of Ordinary Shares	Box C1	Box C2

NOTE: Please refer to paragraph 3 on page 2 of this FAT for instructions on inserting the number of Ordinary Shares in Part C.

My/Our acceptance of the Offer at the Offer Price is conditional upon the Offer becoming or being declared unconditional in accordance with its terms, as stated in the Offer to Purchase, and on the terms and conditions set out below.
Acceptance. My/Our execution of this FAT shall constitute my/our acceptance of the Offer, upon the terms and subject to the conditions contained in the Offer to Purchase and, subject to the terms and conditions of the Offer, my/our acceptance is irrevocable.
Assistance. I/We irrevocably undertake to execute such other documents and to do such acts and things as may be required to give effect to such acceptance and the transfer of the above-mentioned Ordinary Shares to the Offeror or the Transferee and in connection with this FAT, and to enable the Offeror or the Transferee to exercise all rights and receive all benefits accruing to or arising from the above-mentioned Ordinary Shares as specified in the Offer to Purchase.
Warranty. I/We irrevocably warrant that, inter alia, the Ordinary Shares in respect of which the Offer is accepted by me/us are and, when transferred to the Offeror or the Transferee will be, fully paid and free from all liens, equities, charges, encumbrances, rights of pre-emption and any other third party rights or interests of any nature whatsoever and will be transferred together with all rights, benefits and entitlements attached thereto as specified in the Offer to Purchase.
Authorisation. I/We irrevocably authorise any person nominated in writing by the Offeror or by the Transferee to date this FAT and to complete the particulars of the Transferee on my/our behalf. I/We irrevocably authorise and direct the Offeror or its agent to send cheques for the appropriate amounts being the consideration for the Ordinary Shares payable to me/us by ordinary post at my/our own risk to the address stated above or, if none is set out, to the first named STATS ChipPAC shareholder at his/her address maintained in the Register of Members of STATS ChipPAC, by ordinary post at my/our risk.
Return of Shares. In the event of the Offer not becoming or not being declared unconditional in accordance with its terms, I/we authorise and request the Offeror or its agents to return this FAT and the relevant share certificate(s) and/or other document(s) of title (if any) by ordinary post at my/our own risk to the address stated above (or, if none is set out, to the first named STATS ChipPAC shareholder at his/her registered address maintained in the Register of Members of STATS ChipPAC) as soon as possible but in any event not later than 14 days from the lapse of the Offer.
FOR INDIVIDUAL SHAREHOLDERS

Signed, sealed and delivered by the above-named STATS ChipPAC shareholder in the presence of:	)
Witness’ Signature	)

Name	)

NRIC/Passport No.	)

Address	)	Signature of STATS ChipPAC shareholder
Occupation	)

Signed, sealed and delivered by the above-named STATS ChipPAC shareholder in the presence of:	)
Witness’ Signature	)

Name	)

NRIC/Passport No.	)

Address	)	Signature of joint STATS ChipPAC shareholder, if any
Occupation	)

FOR CORPORATE SHAREHOLDERS

The Common Seal of the above-named STATS ChipPAC shareholder was hereunto affixed in the presence of: )

Director	Director/Secretary

Notes:

(a)	A husband must not witness the signature of his wife and vice versa.
(b)	In the case of joint shareholdings, this FAT must be signed by all joint STATS ChipPAC shareholders.
(c)	In the case of a corporation, this FAT must be executed under its common seal, the seal being affixed and witnessed in accordance with its Memorandum and Articles of Association and/or other constitutive documents and/or other regulations. If a corporation does not by the law of the country of its incorporation require a common seal to execute this FAT, this FAT may be executed in such other manner so as to be binding on the corporation under the laws of the country of its incorporation and acceptable to the Offeror. The Offeror will be entitled to call for such evidence of due execution or authority as it may think fit.

FOR OFFICIAL USE

The Transferee hereby accepts the transfer of the number of Ordinary Shares as specified or comprised in this FAT subject to the terms and conditions in the Offer to Purchase.

The Common Seal of the Transferee was hereunto affixed in the presence of: )

Director	Director/Secretary

INSTRUCTIONS
This FAT is for the use of STATS ChipPAC shareholders who wish to accept the Offer in respect of all or part of the total number of Ordinary Shares represented by share certificate(s) which have not been deposited with The Central Depository (Pte) Limited (“CDP”). This FAT and the provisions herein constitute an integral part of the Offer to Purchase. Further provisions relating to acceptance are set out in the Offer to Purchase.
This FAT has been sent to you on the understanding that all your Ordinary Shares are registered in your name. If, however, your Ordinary Shares are held on your behalf by CDP and you wish to accept the Offer in respect of some or all of these Ordinary Shares, you should complete and return at your own risk, the Form of Acceptance and Authorisation (“FAA”) in accordance with the instructions printed thereon. A copy of the FAA may be obtained upon production of satisfactory evidence that you are a shareholder of STATS ChipPAC from The Central Depository (Pte) Limited, 4 Shenton Way #02-01, SGX Centre 2, Singapore 068807.

1.	Acceptance by STATS ChipPAC shareholders. If you wish to accept the Offer, you should:

(1)	complete page 1 of this FAT in accordance with the Offer to Purchase and the instructions printed on this FAT. In particular, you must state in Box A on page 1 of this FAT the number of Ordinary Shares in respect of which you wish to accept the Offer and state in Box B, the share certificate number(s) of the relevant share certificate(s). If you:

(a)	do not specify a number in Box A; or

(b)	specify a number in Box A which exceeds the number of Ordinary Shares represented by the share certificate(s) attached hereto,

you shall be deemed to have accepted the Offer in respect of all the Ordinary Shares represented by the share certificate(s) attached hereto; and

(2)	sign this FAT in accordance with the Offer to Purchase and the instructions printed on this FAT.

2.	Unregistered Shareholding. If your shareholding is not registered with STATS ChipPAC, you may send in, at your own risk, the relevant share certificate(s) and/or other document(s) of title and/or other relevant document(s) required by the Offeror together with this FAT, accompanied by transfer form(s), duly completed and executed by the person registered as the holder of the Ordinary Shares and stamped, with the particulars of the transferee left blank (to be completed by the Offeror or Transferee or a person authorised by either).

3.	Election of Currency. Subject to paragraphs 1 and 2 above of the instructions in this FAT, the payment of the Offer Price to you in Singapore dollars or U.S. dollars, or a combination thereof, will be determined as follows:

(1)	you will be paid Singapore dollars in respect of the number of Ordinary Shares inserted in Box C1 and U.S. dollars in respect of the number of Ordinary Shares inserted in Box C2 if both numbers are equal to the number of Ordinary Shares inserted in Box A on page 1 of this FAT;

(2)	if you enter a number in only one of Boxes C1 or C2, you will be paid the Offer Price in the currency indicated by you in respect of the number of Ordinary Shares inserted in Box A on page 1 of this FAT.

(3)	if you enter a number in both Boxes C1 and C2, you will be paid the Offer Price in (a) Singapore dollars in respect of the number of Ordinary Shares as inserted by you in Box C1 (subject to the number of Ordinary Shares inserted in Box A on page 1 of this FAT), and (b) U.S. dollars in respect of the difference, if any, between (i) the total number of Ordinary Shares inserted in Box A on page 1 of this FAT, and (ii) the number of Ordinary Shares inserted in Box C1; and

(4)	if you do not enter any number of Ordinary Shares in Box C, you will be paid the Offer Price in Singapore dollars in respect of the number of Ordinary Shares inserted in Box A on page 1 of this FAT or if no number of Ordinary Shares is inserted in Box A, the number of Ordinary Shares represented by the share certificate(s) attached hereto.

If your true intentions in respect of the currency in which you wish to receive the Offer Price are not ascertainable or if the Offeror or CDP is in any doubt as to your intentions in relation to the same, you will be deemed to have elected to receive the Offer Price in Singapore dollars.

4.	Date of FAT. Please do not date this FAT. This will be done on your behalf by a person nominated by the Offeror or the Transferee.

5.1	Delivery of FAT. You should deliver:

(1)	the completed and signed FAT in its entirety (no part may be detached or otherwise mutilated);

(2)	the share certificate(s) relating to the Ordinary Shares in respect of which you wish to accept the Offer;

(3)	where such Ordinary Shares are not registered in your name, a transfer form, duly executed by the person in whose name such share certificate is registered and stamped, with the particulars of transferee left blank (to be completed by the Offeror or Transferee or a person authorised by either); and

(4)	any other relevant document(s),

(a)	by hand to Singapore Technologies Semiconductors Pte Ltd c/o M & C Services Private Limited, 138 Robinson Road #17-00, The Corporate Office, Singapore 068906; or

(b)	by post, in the enclosed pre-addressed and pre-paid envelope at your own risk, to Singapore Technologies Semiconductors Pte Ltd c/o M & C Services Private Limited, 138 Robinson Road #17-00, The Corporate Office, Singapore 068906,

in each case so as to arrive NOT LATER THAN 3.30 P.M. ON THE CLOSING DATE OR SUCH LATER DATES AS MAY BE ANNOUNCED FROM TIME TO TIME BY OR ON BEHALF OF THE OFFEROR. Settlement of the consideration under the Offer cannot be made until all relevant documents have been properly completed and delivered.

5.2	Unavailable/Missing Documents. If your share certificate(s) or transfer form(s) and/or other relevant document(s) required by the Offeror is/are not readily available or is/are lost, this FAT should nevertheless be completed and delivered as above if you wish to accept the Offer. The unavailable/missing document(s) and/or satisfactory indemnities or appropriate statutory declarations should be obtained and forwarded as soon as possible thereafter but in any event before 3.30 p.m. on the Closing Date or such later date(s) as may be announced from time to time by or on behalf of the Offeror.

6.1	No Acknowledgements. No acknowledgement of receipt of any FAT, share certificate(s) or any other document will be given.

6.2	Offer Lapses. If the Offer does not become or is not declared unconditional in all respects, this FAT, the share certificate(s) and other documents will be returned to you as soon as possible but in any event within 14 days of the lapse of the Offer.

6.3	STATS ChipPAC Shareholder Abroad. If the STATS ChipPAC shareholder is abroad, this FAT should be sent by the quickest means to the STATS ChipPAC shareholder for execution. If he has executed a Power of Attorney, the original Power of Attorney or a certified true copy thereof must be attached with this FAT. The attorney’s signature in this FAT must be accompanied by a statement stating that this FAT is “signed under the Power of Attorney which is still in force, no notice of revocation having been received”. No other signatures are acceptable.

6.4	STATS ChipPAC Shareholder Deceased. If the STATS ChipPAC shareholder is deceased and:

(1)	the Grant of Probate or Letters of Administration has been registered with the Company Secretary of STATS ChipPAC, this FAT must be signed by the personal representative(s) of the deceased and delivered to Singapore Technologies Semiconductors Pte Ltd c/o M & C Services Private Limited, 138 Robinson Road #17-00, The Corporate Office, Singapore 068906; or

(2)	the Grant of Probate or Letters of Administration has not been registered with the Company Secretary of STATS ChipPAC, the personal representative(s) of the deceased should sign this FAT. However, the original Grant of Probate or Letters of Administration must be lodged with Singapore Technologies Semiconductors Pte Ltd c/o M & C Services Private Limited, 138 Robinson Road #17-00, The Corporate Office, Singapore 068906 before the personal representative(s) of the deceased can effect the transfer of the Shares.

6.5	Joint STATS ChipPAC Shareholder Deceased. If one of the joint STATS ChipPAC shareholders is deceased, this FAT must be signed by all the surviving STATS ChipPAC shareholders and lodged with Singapore Technologies Semiconductors Pte Ltd c/o M & C Services Private Limited, 138 Robinson Road #17-00, The Corporate Office, Singapore 068906, accompanied by the Death Certificate, Grant of Probate or Letters of Administration in respect of the deceased STATS ChipPAC shareholder.

6.6	Particulars on Share Certificate(s). If your name or other particulars are shown incorrectly on the share certificate(s), please carry out the following steps:

(1)	Incorrect name. Please complete this FAT with the correct name and deliver it with a statutory declaration or a letter from your bank or solicitor confirming that the person described on the share certificate(s) and the person who signed the FAT are one and the same;

(2)	Incorrect address. Please write the correct address on this FAT; and

(3)	Change of name. If you have changed your name, lodge your Marriage Certificate or the Deed Poll with this FAT for noting.

7.1	Disclaimer. The Offeror will be entitled to reject any acceptance which is not entirely in order or which does not comply with the terms of the Offer to Purchase and this FAT or which is otherwise incomplete, incorrect or invalid in any respect. If you wish to accept the Offer, it is your responsibility to ensure that this FAT is properly completed in all respects and all required documents are provided. Any decision to reject any acceptance on the ground that it has been invalidly, incorrectly or incompletely signed, completed or submitted will be final and binding and neither the Offeror, Goldman Sachs nor M & C Services Private Limited accepts any responsibility or liability for the consequences of such a decision.

7.2	Discretion. The Offeror reserves the right to treat acceptances of the Offer as valid if received by or on its behalf at any place or places determined by it otherwise than as stated in the Offer to Purchase or in this FAT, or if made otherwise than in accordance with the provisions of the Offer to Purchase and in this FAT.

7.3	Risk of Posting. All communications, notices, documents and remittances to be sent to you will be sent by ordinary post to your respective addresses as they appear in this FAT or in the Register of Members of STATS ChipPAC (if no such address is indicated) at your sole risk.

7.4	Conclusive Evidence. Delivery of the duly completed and signed FAT to the Offeror or their agents shall be conclusive evidence in favour of the Offeror, the Transferee and M & C Services Private Limited of the right and title of the person signing it to deal with the same and with the Ordinary Shares to which it relates.

7.5	Third Party Rights. A person who is not a party to any contracts made pursuant to the Offer, the Offer to Purchase and this FAT has no rights under the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore, to enforce any term of such contracts. Notwithstanding any term herein, the consent of any third party is not required for any subsequent agreement by the parties hereto to amend or vary (including any release or compromise of any liability) or terminate such contracts. Where third parties are conferred rights under such contracts, those rights are not assignable or transferable.

7.6	Governing Law. By completing and delivering this FAT, you agree that the agreement arising from the acceptance of the Offer by you shall be governed by, and construed in accordance with, the laws of Singapore and that you submit to the non-exclusive jurisdiction of the Singapore courts.